EXHIBIT 10.4

FRAMEWORK AGREEMENT

by and between

SPORTS PROPERTIES ACQUISITIONS CORP.

and

MEDALLION FINANCIAL CORP.

November 18, 2009

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SCHEDULES:

Schedule A	Insiders

EXHIBITS:

EXHIBIT A-1	Form of Initial Charter Amendment
EXHIBIT A-2	Form Second Charter Amendment
EXHIBIT A-3	Form of Third Charter Amendment
EXHIBIT B	Form of Trust Agreement Amendment
EXHIBIT C	Form of Common Stock Subscription Agreement Amendment
EXHIBIT D	Form of Warrants Subscription Agreement Amendment
EXHIBIT E	Form of Administrative Services Termination Agreement
EXHIBIT F	Form of Securities Escrow Agreement Amendment
EXHIBIT G	Form of Proposed Warrant Amendment Agreement

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FRAMEWORK AGREEMENT

THIS FRAMEWORK AGREEMENT, dated as of November 18, 2009 (this “Agreement”), is by and between SPORTS PROPERTIES ACQUISITION CORP., a Delaware corporation (the “Company”), and MEDALLION FINANCIAL CORP., a Delaware corporation (the “Sponsor”).

RECITALS

WHEREAS, the Company desires to continue as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, subject to the required stockholder approval described herein, it is contemplated that an amendment to the Company’s amended and restated certificate of incorporation substantially in the form attached here to as Exhibit A-1 (the “Initial Charter Amendment”), an amendment to the Company’s amended and restated certificate of incorporation substantially in the form attached here to as Exhibit A-2 (the “Second Charter Amendment”) and an amendment to the Company’s amended and restated certificate of incorporation substantially in the form attached hereto as Exhibit A-3 (the “Third Charter Amendment” and, together with the Initial Charter Amendment and the Second Charter Amendment, the “Proposed Charter Amendments”) will be adopted, filed and become effective in accordance with applicable Law (as defined herein);

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company will enter into agreements with the underwriters for its IPO (as defined below) (the “Advisor Agreements”);

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, subject to the required stockholder approval, the Company and Continental Stock Transfer & Trust Company will enter into an amendment to the Investment Management Trust Agreement, originally dated January 17, 2008, substantially in the form attached hereto as Exhibit B (the “Trust Agreement Amendment”);

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company will enter into amendments to each of the letter agreements, originally dated January 17, 2008, among the Company, Banc of America Securities, LLC and each of the officers, directors and stockholders of the Company set forth on Schedule A hereto (each a “Insider” and collectively the “Insiders”) (the “Letter Agreement Amendments”) pursuant to which, among other things, certain of the Insiders agree to cancel certain of their Shares;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company will enter into amendments to each of the subscription agreements for common stock, originally dated September 12, 2007 between the Company and each of the Insiders, respectively, with the respective parties thereto substantially in the form attached hereto as Exhibit C (the “Common Stock Subscription Agreement Amendments”);

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company will enter into amendments to each of the subscription agreements for warrants, originally dated January 17, 2008, between the Company and each of the Sponsor and Tony Tavares, with each of the Sponsor and Tony Tavares substantially in the form attached hereto as Exhibit D (the “Warrants Subscription Agreement Amendments”);

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company and the Sponsor will enter into an Administrative Services Termination Agreement substantially in the form attached hereto as Exhibit E (the “Administrative Services Termination Agreement”) pursuant to which the parties will terminate the Administrative Services Agreement, originally dated January 17, 2008;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company has adopted a 2010 Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company, certain of the Insiders and Continental Stock Transfer & Trust Company will enter into an amendment to the Securities Escrow Agreement, originally dated January 17, 2008, substantially in the form attached hereto as Exhibit F (the “Securities Escrow Agreement Amendment”) pursuant to which, among other things, the parties will revise the escrow period, and Banc of America Securities, LLC will consent to such amendment;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, the Company and the Sponsor will enter into a Transitional Services Agreement (the “Transitional Services Agreement”) pursuant to which, among other things, the Sponsor will provide back office, administrative, transaction origination and management support to the Company;

WHEREAS, in connection with the Company’s continuation as a corporation that acquires, actively manages and leases taxicab medallions, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, subject to the required warrantholder approval described herein, the Company will enter into an amendment to the Warrant Agreement, originally dated January 17, 2008, with Continental Stock Transfer & Trust Company substantially in the form attached hereto as Exhibit G (the “Proposed Warrant Amendment Agreement” and, together with this Agreement, the Proposed Charter Amendments, the Advisor Agreements, the Trust Agreement Amendment, the Letter Agreement Amendments, the Common Stock Subscription Agreement Amendments, the Warrant Subscription Agreement Amendments, the Administrative Services Termination Agreement, the Equity Incentive Plan, the Securities Escrow Agreement Amendment and the Transitional Services Agreement, the “Transaction Documents”) pursuant to which the terms of the Company’s warrants will be amended;

WHEREAS, the board of directors of the Company has unanimously by resolution duly adopted at a meeting duly called and held (i) determined that the Transactions are fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved this Agreement, the Proposed Charter Amendments and the other Transaction Documents and the transactions contemplated by the Transaction Documents (the “Transactions”), (iii) declared advisable the Proposed Charter Amendments and (iv) resolved to submit each of the Proposed Charter Amendments, the Equity Incentive Plan, the Proposed Warrant Amendment Agreement and the Business Combination (as defined herein) (and the related amendment to the Investment Management Trust Agreement) to a vote of the Company’s stockholders or the Company’s warrantholders, as applicable, and, subject to the terms hereof and (v) resolved to recommend approval by the Company’s stockholders of the Proposed Charter Amendments, the Business Combination (and the related amendment to the Investment Management Trust Agreement) and the Equity Incentive Plan and to recommend approval by the Company’s warrantholders of the Proposed Warrant Amendment Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Administrative Services Termination Agreement” has the meaning set forth in the Recitals.

“Advisor Agreements” has the meaning set forth in the Recitals.

“Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means each of the Transaction Documents other than this Agreement and the Equity Incentive Plan.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Business Combination” shall mean the Business Combination (as defined in Article Sixth of the Company’s amended and restated certificate of incorporation, after giving effect to the Initial Charter Amendment) by the Company, to be effected by the consummation of the transactions contemplated by this Agreement.

“Business Combination Approval” shall mean the approval of the Business Combination and the amendment set forth in the Trust Agreement Amendment by the affirmative vote of (i) a majority of the IPO Shares cast at the Company Stockholders Meeting in person or by proxy and (ii) a majority of the Shares cast the Company Stockholders Meeting.

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock Subscription Agreement Amendments” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Contracts” means: (a) any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC; (b) all Contracts to which the Company is a party or by which any of the Company’s assets may be bound, subjected or affected, which either (i) creates or imposes a liability greater than $100,000 and (ii) may not be cancelled by the Company on 30 days’ or less prior notice; (c) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement; (d) all material Contracts with any Governmental Authority; (e) all material Contracts relating to or evidencing Indebtedness of the Company (or the creation, incurrence, assumption, securing or guarantee thereof); (f) all material Contracts for the purchase of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, material operating unit or material product line thereof; (g) all material Contracts relating to employment, change of control, retention, severance or material consulting or advising arrangements; (h) all Contracts relating to securities of the Company; and (i) all Contracts which are otherwise material to the Company (other than the Transaction Documents and other contracts contemplated by this Agreement) which are not described in any of the categories specified above.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Recommendation” means the recommendation of the Company’s board of directors to (i) the Company Stockholders to grant the Company Stockholder Approval, the Third Charter Amendment Approval and the Equity Incentive Plan Approval and (ii) the Company Warrantholders to grant the Company Warrantholder Approval.

“Company Stockholder Approval” means (i) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to approve the Initial Charter Amendment, (ii) the Business Combination Approval and (iii) the Second Charter Amendment Approval.

“Company Stockholders” means holders of Shares.

“Company Stockholders Meeting” has the meaning set forth in Section 5.03.

“Company Warrantholder Approval” means the approval by proxy or written consent of a majority of the Warrants outstanding to the Proposed Warrant Amendment Agreement.

“Company Warrantholders” means holders of Warrants.

“Company Warrantholders Meeting” has the meaning set forth in Section 5.03.

“Contract” has the meaning set forth in Section 3.04(b).

“Conversion Consideration” has the meaning set forth in Section 2.05.

“Conversion Price” has the meaning set forth in Section 2.05.

“Converting Shares” has the meaning set forth in Section 2.05.

“Converting Stockholder” has the meaning set forth in Section 2.05.

“DGCL” means Delaware General Corporation Law.

“Equity Incentive Plan” has the meaning set forth in the Recitals.

“Equity Incentive Plan Approval” means the affirmative vote of approval by a majority of votes cast at the Company Stockholders Meeting in person or by proxy.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” has the meaning set forth in Section 3.04(a).

“Expenses” means the out-of-pocket fees and expenses of a party, including related to its advisors, counsel and accountants, incurred by the party or on its behalf in connection with the Transactions, including the out-of-pocket expenses related to the preparation, printing, filing and mailing the Proxy Statement and the solicitation of Company Stockholder Approval, the Third Charter Amendment Approval, Equity Incentive Plan Approval and the Company Warrantholder Approval.

“GAAP” means United States generally accepted accounting principles.

“Government Authority” has the meaning set forth in Section 3.04(a).

“Initial Charter Amendment” has the meaning set forth in the Recitals.

“Insiders” has the meaning set forth in the Recitals.

“IPO” means the initial public offering of the Shares, effected on January 17, 2008.

“IPO Shares” means the Shares issued in the IPO (excluding, for the avoidance of doubt, Shares issued to the Insiders prior to the IPO).

“Investment Management Trust Agreement” means the Investment Management Trust Agreement, dated January 17, 2008, between the Company and Continental Stock Transfer & Trust Company.

“Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Letter Agreement Amendments” has the meaning set forth in the Recitals.

“Liability” means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

“Material Adverse Effect” means, with respect to any Person, an event, circumstance, change or effect that has had, or is reasonably likely to have, (a) a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its subsidiaries taken as a whole other than any event, circumstance, change or effect resulting from (i) general economic, market or political conditions, (ii) matters generally affecting the industries or market sectors in which such Person operates, (iii) the announcement or expectation of the Transactions, (iv) any of the requirements or limitations imposed on such Person pursuant to this Agreement or the other Transaction Documents, (v) changes in Law, (vi) changes in GAAP, (vii) acts of war or terrorism, (viii) fluctuations in the share price of such Person’s common stock, except, in the case of the foregoing clauses (i), (ii) and (vii) only, to the extent such changes do not have a materially disproportionate impact on such Person and its subsidiaries, taken as a whole, relative to other companies in the industries in which such Person and its subsidiaries conduct their business or (b) a material adverse effect on the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents, or that would prevent or materially delay the consummation of the Transactions.

“NYSE Amex” means NYSE Amex Equities.

“Permits” has the meaning set forth in Section 3.10.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (if then appropriate), (ii) mechanics’, carriers’, workers’ and other similar Liens arising or incurred in the ordinary course of business, and

(iii) other Liens that individually or in the aggregate with other title defects, do not materially impair the value of the property subject to such Liens or other such title defect or the use of such property in the conduct of the business.

“Person” means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Authority, including any successor (by merger or otherwise) of such Person.

“Proposed Charter Amendments” has the meaning set forth in the Recitals.

“Proposed Warrant Amendment Agreement” has the meaning set forth in the Recitals.

“Proxy Statement” has the meaning set forth in Section 5.02(a).

“Public Stockholders” means the holders of the IPO Shares.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.05(a).

“Second Charter Amendment” has the meaning set forth in the Recitals.

“Second Charter Amendment Approval” shall mean the approval of the Second Charter Amendment by the affirmative vote of (i) a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy and (ii) a majority of the Shares cast at the Company Stockholders Meeting in person or by proxy.

“Securities Escrow Agreement Amendment” has the meaning set forth in the Recitals.

“Shares” means each issued and outstanding share of common stock, par value $0.001 per share, of the Company.

“Sponsor” has the meaning set forth in the Preamble.

“Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority or any obligation to pay taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other Contractual obligation.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Charter Amendment” has the meaning set forth in the Recitals.

“Third Charter Amendment Approval” means the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to approve the Third Charter Amendment.

“Transaction Documents” has the meaning set forth in the Recitals.

“Transactions” has the meaning set forth in the Recitals.

“Transitional Services Agreement” has the meaning set forth in the Recitals.

“Trust Account” means the trust account established by the Company in connection with the consummation of the IPO and into which the Company deposited a designated portion of the net proceeds from the IPO.

“Trust Agreement Amendment” has the meaning set forth in the Recitals.

“Warrant” has the meaning set forth in Section 3.02.

“Warrant Subscription Agreement Amendments” has the meaning set forth in the Recitals.

Section 1.02. Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f) All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h) If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day.

(i) References to a Person are also to its permitted successors and assigns.

(j) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(k) “Reasonable best efforts” or similar terms shall not require the waiver of any rights under this Agreement.

(l) A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

(m) The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

ARTICLE II

CLOSING; CONVERTING SHARES

Section 2.01. Closing. The closing (the “Closing”) shall be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of all conditions set forth in Article VI (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time or place as the Company and the Sponsor mutually agree. The date of the Closing is referred to as the “Closing Date.”

Section 2.02. Closing Deliveries by the Company. At the Closing, the Company will deliver or cause to be delivered to the Sponsor:

(a) Duly executed copies of the Advisor Agreements;

(b) A duly executed copy of the Trust Agreement Amendment;

(c) Duly executed copies of the Letter Agreement Amendments to which the Sponsor is not a party;

(d) A duly executed counterpart of the Letter Agreement Amendment to which the Sponsor is a party;

(e) Duly executed copies of the Common Stock Subscription Agreement Amendments to which the Sponsor is not a party;

(f) A duly executed counterpart of the Common Stock Subscription Agreement Amendment to which the Sponsor is a party;

(g) Duly executed copies of the Warrants Subscription Agreement Amendments to which the Sponsor is not a party;

(h) A duly executed counterpart of the Warrants Subscription Agreement Amendment to which the Sponsor is a party;

(i) A duly executed counterpart of the Administrative Services Termination Agreement;

(j) A duly executed counterpart of the Transitional Services Agreement;

(k) Duly executed copies of the Securities Escrow Agreement Amendment to which the Sponsor is not a party;

(l) A duly executed counterpart of the Securities Escrow Agreement Amendment to which the Sponsor is a party; and

(m) A duly executed copy of the Proposed Warrant Amendment Agreement.

Section 2.03. Closing Deliveries by the Sponsor. At the Closing, the Sponsor will deliver or cause to be delivered to the Company:

(a) A duly executed counterpart of the Letter Agreement Amendment to which the Sponsor is a party;

(b) A duly executed counterpart of the Common Stock Subscription Agreement Amendment to which the Sponsor is a party;

(c) A duly executed counterpart of the Warrants Subscription Agreement Amendment to which the Sponsor is a party;

(d) A duly executed counterpart of the Securities Escrow Agreement Amendment to which the Sponsor is a party;

(e) A duly executed counterpart of the Administrative Services Termination Agreement; and

(f) a duly executed counterpart of the Transitional Services Agreement.

Section 2.04. Filing of the Proposed Charter Amendments.

(a) Immediately prior to the Closing, the Company shall file the Initial Charter Amendment and the Second Charter Amendment with the Delaware Secretary of State such that each of the Initial Charter Amendment and the Second Charter Amendment shall be in full force and effect on the Closing.

(b) On the Closing Date the Company shall file the Third Charter Amendment with the Secretary of State of Delaware such that the Third Charter Amendment shall be in full force and effect on the Closing.

Section 2.05. Converting Shares. Each holder of IPO Shares who at the Company Stockholders Meeting votes either for or against the Business Combination (each, a “Converting Stockholder”) may, contemporaneously with (or prior to) such vote, demand that the Company convert its IPO Shares (the “Converting Shares”) into cash. To perfect such conversion, each Converting Stockholder must deliver its certificate to Continental Stock Transfer & Trust Company, as trustee for the Trust Account, physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System at any time up to one Business Day prior to the Company Stockholders Meeting. If so demanded and properly perfected, the Company shall, promptly after the Closing, convert such Converting Shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two Business Days prior to the Closing, equal to the quotient determined by dividing (A) the amount then held in the Trust Account (net of certain Taxes payable and up to $2.25 million of interest income for working capital purposes), by (B) the total number of IPO Shares then outstanding (the “Conversion Consideration”). The Converting Shares shall thereafter be cancelled.

Section 2.06. No Further Ownership Rights in Shares. All Conversion Consideration delivered upon the surrender of certificates or Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates or Shares. Each certificate or Shares delivered shall be deemed at any time after the Closing to represent only the right to receive the Conversion Consideration. No interest will be paid or will accrue on the cash or any other amounts payable upon the surrender of any certificate or Shares.

Section 2.07. Cancellation of Insider Shares. Upon the Closing the number of Shares that are beneficially owned by an Insider and that were acquired by such Insider prior to the IPO set forth opposite the Insider’s name on Attachment A of the relevant Letter Amendment Agreement, to the extent not already previously cancelled pursuant to the instruction of such Insider in accordance with the relevant Letter Amendment Agreement, shall be transferred to the Company and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Sponsor that, except as set forth in the SEC Reports filed with the SEC and publicly available not later than two Business Days prior to the date of this Agreement or in the disclosure schedule delivered by the Company to the Sponsor prior to the execution and delivery of this Agreement (it being agreed that any disclosure set forth on any particular section of the Company Disclosure Schedule shall be deemed disclosed in another section of the Company Disclosure Schedule if the relevance of such disclosure to such other section is reasonably apparent) (the “Company Disclosure Schedule”):

Section 3.01. Organization; Qualification.

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b) The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.02. Capitalization. The authorized capital stock of the Company consists of 100,000,000 Shares and 1,000,000 shares of preferred stock. At the close of business on the date of this Agreement, (i) 26,945,371 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding and (iii) 27,556,300 warrants entitling the holder to purchase one Share per warrant (each, a “Warrant”) were issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 3.02, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company. Except with respect to the right of Converting Stockholders to be paid the Conversion Price, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of the Company.

Section 3.03. Authority; Approval.

(a) The Company has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions. The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no corporate or other proceedings on the part of the Company are necessary to authorize this Agreement, the other Transaction Documents to which it is a party or to consummate the Transactions, other than (i) the Company Stockholder Approval, the Company

Warrantholder Approval, the Third Charter Amendment Approval and the Equity Incentive Plan Approval and (ii) the filing of the Proposed Charter Amendments with the Secretary of State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Sponsor, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) The board of directors of the Company, by resolution duly adopted at a meeting duly called and held has unanimously (i) determined that this Agreement, the other Transaction Documents to which the Company is party and the Transactions are fair and in the best interest of the Company and the Company Stockholders, (ii) approved this Agreement, the other Transaction Documents to which the Company is a party, including the Proposed Charter Amendments, (iii) declared advisable the Proposed Charter Amendments, (iv) directed that the Proposed Charter Amendments, the Proposed Warrant Amendment Agreement, the Business Combination (and the related amendment to the Investment Management Agreement) and the Equity Incentive Plan be submitted to the Company Stockholders or the Company Warrantholders, as applicable, for consideration at the Company Stockholders Meeting or the Company Warrantholders Meeting, as applicable, and (iv) resolved to make the Company Recommendation.

Section 3.04. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign or domestic governmental body, self-regulatory organization, court or arbiter, agency, commission, official or regulatory or other authority (collectively, “Governmental Authority”) other than (i) the filing of the Proposed Charter Amendments as contemplated by Section 2.04 hereof, (ii) compliance with any applicable requirements of the Securities and Exchange Act of 1934 (together with the rules and regulations thereunder, the “Exchange Act”) and (iii) compliance with any applicable requirements of the NYSE Amex.

(b) The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral (a “Contract”), to which the Company is a party or by which any of its properties or assets may be bound or (ii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its properties or assets, except in the case of clauses (i) or (ii) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation by the Company of the Transactions do not and will not conflict with or result in any breach of any provision of the Company’s amended and restated certificate of incorporation, as amended by the Proposed Charter Amendments.

Section 3.05. SEC Reports; Financial Statements and Sarbanes-Oxley Act.

(a) The Company has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since September 27, 2007 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(c) The Company has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 3.06. Absence of Undisclosed Liabilities. The Company has no Liabilities of any kind or character except for Liabilities (i) in the amounts set forth or reserved on the

September 30, 2009 Company balance sheet or the notes thereto, as included in the Form 10-Q the Company filed with the SEC on November 12, 2009 (the “Balance Sheet”), (ii) arising after December 31, 2008 in the ordinary course of business, (iii) incurred in connection with the Transactions or (iv) which are not, individually or in the aggregate, material.

Section 3.07. Absence of Certain Changes or Events.

(a) Since September 30, 2009, the Company has conducted its business only in the ordinary course in all material respects and there has not been a Material Adverse Effect on the Company.

(b) Since September 30, 2009, the Company has not taken any action which, if taken after the date hereof and prior to the Closing without the prior written consent of the Sponsor, would violate Section 5.01 hereof.

Section 3.08. Contracts. Each Company Contract is valid, binding and enforceable against the Company and, to the knowledge of the Company, against each other party thereto in accordance with its terms, and is in full force and effect. The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, any Company Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder. To the knowledge of the Company, no other party to any Company Contract is in material default in respect thereof, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.09. Litigation. There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened, before any Governmental Authority of any nature, brought by or against any of the Company or, to the knowledge of the Company, any of its respective officers or directors involving or relating to the Company or the assets, properties or rights of the Company or the Transactions. There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of the Company, threatened against the Company.

Section 3.10. Permits; Compliance with Applicable Law. The Company holds all permits, licenses, authorizations, certificates, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business as presently conducted and to own its assets and properties (the “Permits”), except for failures to hold such Permits that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance with the terms of each Permit, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company has not been and is not being conducted in violation of any Law except for violations that would not reasonably be expected to have a Material Adverse Effect on the Company. No investigation or review by any Governmental Authority with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.11. Tax Matters.

(a) All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to the Company have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects. The Company has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due. The Company has made provision for all material Taxes payable by it for which no Tax Return has yet been filed. The Balance Sheet reflects an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such Balance Sheet.

(b) There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of the Company due for any taxable period.

(e) The Company has not received written notice of any claim, and, to the knowledge of the Company, no claim has ever been made, by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(f) The Company has not requested, nor is the subject of or bound by, any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g) The Company has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

(h) The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c) at any time since its inception.

Section 3.12. Assets and Properties. The Company has valid title to or a valid leasehold interest in all of its material assets and properties (whether real, personal or mixed, or tangible) (including all assets and properties recorded on the Balance Sheet, other than assets and properties disposed of in the ordinary course of business since September 30, 2009), in each case free and clear of any Liens other than Permitted Liens.

Section 3.13. Transactions with Affiliates. Except as contemplated by the Transaction Documents, there are no Contracts or transactions between the Company and any of its Affiliates including the Sponsor and any of its employees, officers or directors.

Section 3.14. Employee Matters.

(a) The Company does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan or any other employee or fringe benefit plan, program or contract and does not have any liability of any kind with respect to any of the foregoing (under ERISA or otherwise). The Company does not have any contract, plan or commitment, whether or not legally binding, to create any of the foregoing other than as contemplated by this Agreement. Neither the Company nor any of its ERISA Affiliates has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

(b) The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 3.15. Required Votes of the Company Stockholders and Company Warrantholders. Other than the Company Stockholder Approval, the Company Warrantholder Approval, the Equity Incentive Plan Approval and the Third Charter Amendment Approval, no approval of the Company Stockholders or Company Warrantholders is required in connection with the Transactions.

Section 3.16. Trust Account.

(a) As of October 31, 2009, the Company has $214,788,601, including interest thereon, held in the Trust Account. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since October 31, 2009, the Company has not released any money from the Trust Account.

(b) As of the Closing, the obligations of the Company to dissolve or liquidate shall terminate, and as of the Closing, the Company shall have no obligation whatsoever to dissolve and liquidate the assets of the Company by reason of the consummation of the Transactions, and following the Closing, no Company Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Company Stockholder is a Converting Stockholder.

Section 3.17. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 3.18. No Additional Representations. Except for the representations and warranties made by the Company in this Article III or pursuant to the certificate to be delivered pursuant to Section 6.03(c), neither the Company nor any other person makes any representation or warranty with respect to the Company (or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

The Sponsor represents and warrants to the Company that:

Section 4.01. Organization; Qualification.

(a) The Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b) The Sponsor is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.02. Authority. The Sponsor has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions. The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation by the Sponsor of the Transactions have been duly authorized by all necessary corporate action on the part of the Sponsor and no corporate or other proceedings on the part of the Sponsor are necessary to authorize this Agreement, the Transaction Documents to which it is a party or to consummate the Transactions. This Agreement has been duly executed and delivered by the Sponsor and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms.

Section 4.03. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Sponsor, of this Agreement, the Transaction Documents to which it is a party and the consummation by the Sponsor of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority.

(b) The execution, delivery and performance by the Sponsor, of this Agreement, the Transaction Documents to which it is a party and the consummation by the Sponsor, of the Transactions do not and will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of the Sponsor under, any Contract to which the Sponsor is a party or by which any of its properties or assets may be bound or (ii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Sponsor or any of its properties or assets, except in the case of clauses (i) or (ii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.04. Litigation. There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Sponsor, threatened, before any Governmental Authority of any nature, brought by or against any of the Sponsor or, to the knowledge of the Sponsor, any of its respective officers or directors involving or relating to the Sponsor or the assets, properties or rights of the Sponsor or the Transactions. There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of the Sponsor, threatened against the Sponsor.

Section 4.05. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Sponsor.

Section 4.06. No Additional Representations. Except for the representations and warranties made by the Sponsor in this Article IV or pursuant to the certificate to be delivered pursuant to Section 6.02(c), neither the Sponsor nor any other Person makes any representation or warranty with respect to the Sponsor.

ARTICLE V

COVENANTS

Section 5.01. Conduct of the Company. From the date hereof until the earlier to occur of the Closing or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Sponsor (which consent shall not be unreasonably withheld), or required by applicable Law or the rules and regulations of the NYSE

Amex, the Company (i) shall conduct its business in the ordinary course, (ii) shall use commercially reasonable efforts to (x) preserve intact its present business organization and relationships with third parties, (y) maintain in effect all of its Permits and (z) keep available the services of its present directors, officers and employees and (iii) shall not:

(a) except in connection with the Proposed Charter Amendments and except as set forth in Section 5.15, amend its amended and restated certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(b) except as set forth in Section 5.12, split, combine or reclassify any shares of capital stock or other equity securities of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of the Company;

(c) except in connection with the Proposed Charter Amendments or the Proposed Warrant Amendment Agreement, (x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of the Company, or (y) amend any term of any capital stock or other equity securities of the Company (in each case, whether by merger, consolidation or otherwise);

(d) except as set forth in Section 5.12, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business;

(e) sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of the Company, other than in the ordinary course of business;

(f) make any material loans, advances or capital contributions to, or investments in, any other Person;

(g) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(h) enter into any hedging arrangements;

(i) enter into or amend any Company Contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company, or any successor thereto, or that could, after the Closing Date, limit or restrict in any respect the Company from engaging or competing in any line of business, in any location or with any Person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits of the Company;

(j) increase compensation, bonus or other benefits payable to any director, officer or employee of the Company;

(k) change the Company’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(l) settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(m) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund or offset or other reduction in Tax liability;

(n) take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VI not being satisfied; or

(o) agree, resolve or commit to do any of the foregoing.

Section 5.02. Proxy Statement; Information Supplied.

(a) The Company and the Sponsor shall prepare a proxy statement (the “Proxy Statement”) in connection with the Company Stockholders Meeting and Company Warrantholders Meeting as promptly as practicable following the date of this Agreement. The Company and the Sponsor shall use their respective reasonable best efforts to respond to any comments made by the SEC as promptly as practicable after such filing, and promptly thereafter the Company shall mail the Proxy Statement to the Company Stockholders and the Company Warrantholders.

(b) Each of the Company and the Sponsor agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Company Stockholders and Company Warrantholders and at the time of the Company Stockholders Meeting and the Company Warrantholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.03. Stockholders and Warrantholders Meetings. The Company will as promptly as practicable following the date of this Agreement and the date on which the Proxy Statement is cleared by the staff of the SEC take, in accordance with applicable Law and its amended and restated certificate of incorporation and bylaws, all action necessary to convene a meeting of the Company Stockholders (the “Company Stockholders Meeting”) and the Company Warrantholders (the “Company Warrantholders Meeting”) to obtain the Company Stockholder Approval, the Third Charter Amendment Approval, the Equity Incentive Plan Approval and Company Warrantholder Approval. The Company Recommendation shall be included in the Proxy Statement.

Section 5.04. Filings; Other Actions; Notification.

(a) The Sponsor shall, upon request of the Company, furnish the Company with all information concerning, with respect to the Sponsor, itself, its officers, directors and equity holders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company to any third party and/or any Governmental Authority in connection with the Transactions.

(b) Subject to applicable Law, each of the Company and the Sponsor shall (i) keep the other party apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Sponsor or the Company, as the case may be, from any third party and/or any Governmental Authority with respect to the Transactions and (ii) provide each other, if reasonable under the circumstances, with an opportunity to review and comment on any written communication (and participate in any meetings) with any such third party and/or any Governmental Authority. Each of the Company and the Sponsor shall give prompt notice to the other party of any change that is reasonably likely to result in a Material Adverse Effect on the Company or the Sponsor or a material delay in any party’s ability to consummate the transactions contemplated hereby, as applicable, or of any failure to the other party’s conditions set out in Article VI.

Section 5.05. Access to Information. Each of the Company and the Sponsor shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, stockholders and partners and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Company or the Sponsor to any third party and/or any Governmental Authority in connection with the Transactions.

Section 5.06. Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Transactions contemplated hereby.

Section 5.07. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement and except where a different standard is expressly applicable, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transactions; (iii) the defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the Transactions, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of this Agreement, including, without limitation, providing certificates as to factual matters in connection with legal opinions.

Section 5.08. Certain Litigation. The Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Proposed Charter Amendments, the Business Combination, this Agreement or the Transactions and the Sponsor and the Company shall cooperate to resist any such effort to restrain or prohibit or otherwise oppose the Proposed Charter Amendments, the Business Combination, this Agreement or the Transactions.

Section 5.09. Confidentiality. Subject to Section 5.10 below, each of the parties hereto agrees that all confidential information exchanged in connection with the Transactions (and not required to be filed with the SEC pursuant to applicable Law) shall be kept confidential.

Section 5.10. Public Disclosure. From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement pursuant to its terms, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of the other parties, except as required by any Laws or by the rules and regulations of, pursuant to any agreement with the NYSE Amex, or to the extent such information was previously disclosed in a public announcement or communication permitted under this Section 5.10. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, the NYSE Amex, to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure and give the other party reasonable time to comment on such release or announcement in advance of such issuance. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

Section 5.11. Trust Account.

(a) Immediately following the Closing, the Company shall cause the Trust Account to be disbursed to pay (i) Company Stockholders with whom the Company may enter into forward or other contracts to purchase their IPO Shares, (ii) the deferred underwriters’ compensation owed by the Company in connection with the IPO, as adjusted pursuant to the Advisor Agreements, (iii) expenses of the Insiders incurred on behalf of the Company, (iv) third parties (e.g., professionals, printers, etc.) who have rendered and/or will render services to the Company in connection with its operations and efforts to effect a business combination or the Transactions, (v) on account of any Tax Liabilities of the Company and (vi) any Expenses incurred by the Sponsor or its Affiliates in connection with the Transactions and the Transaction Documents.

(b) Immediately following the Closing, the Company shall disburse of the balance of the funds held in the Trust Account as directed by the Company in writing, to pay Converting Stockholders and to be used by the Company for working capital requirements.

(c) Notwithstanding anything in this Agreement to the contrary, the Sponsor acknowledges that it has read the Company’s final prospectus dated January 17, 2008 and understands that the Company has established the Trust Account for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (a) to the Public Stockholders in the event they elect to convert their shares for the Conversion Consideration and/or the liquidation of the Company, (b) to the Company after, or concurrently with, the consummation of a Business Combination, and (c) to the Company in limited amounts for its working capital requirements and tax obligations. The Sponsor further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another Business Combination, are not consummated by the date on which the Company’s existence terminates, the Company will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, except (subject to the occurrence of the Closing) as set forth in Section 5.11(a), the Sponsor, for itself and its Affiliates, directors, officers, employees, stockholders, representatives, advisors and all other associates hereby waive all rights, title, interest or claim of any kind against the Company to collect from the Trust Account any monies that may be owed to them by the Company for any reason whatsoever, including but not limited to a breach of this Agreement by the Company or any negotiations, agreements or understandings with the Company (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Company.

Section 5.12. Share Purchases. The parties agree and acknowledge that, following the initial filing of the Proxy Statement with the SEC, the Company may seek to purchase, or enter into binding contracts to purchase IPO Shares, either in the open market or in privately negotiated transactions. Any such purchases or contracts would be entered into and effected either (i) pursuant to a 10b(5)-1 plan, (ii) at a time when the Company and the Sponsor and their respective Affiliates are not aware of any material nonpublic information regarding the Company or its securities or (iii) pursuant to agreements between the buyer and seller of such Shares in a form that would not violate the insider trading rules; provided, that any such purchases or contracts entered into by the Company shall require the prior approval of the Sponsor, which consent will not be unreasonably withheld.

Section 5.13. Ancillary Agreements. The Company shall enforce and perform all of its rights and obligations under the Ancillary Agreements and shall not agree to amend, waive or modify such rights or such agreements without the prior written consent of the Sponsor.

Section 5.14. Restrictions. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to its terms, except for the transaction contemplated by this Agreement, the Sponsor shall not, and shall cause its Affiliates not to, (i) take any action to engage in any transaction substantially similar in structure or nature to the Transactions, whether or not through the acquisition of a special purpose acquisition company, an offering of securities or otherwise or (ii) enter into any discussions, negotiations or agreement with respect to any transaction contemplated in clause (i). The Sponsor shall use commercially reasonable efforts to cause its officers, directors, employees, representatives and agents not to take any of the actions contemplated by the immediately preceding sentence.

Section 5.15. Bylaws Amendment. At or prior to the Closing, the Company shall amend its bylaws to ensure that its bylaws are consistent with the provisions of the Proposed Charter Amendments.

ARTICLE VI

CONDITIONS

Section 6.01. Conditions to Each Party’s Obligation to Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Warrantholder Approval. The Company Warrantholder Approval shall have been obtained.

(c) Opinion Regarding Initial Charter Amendment and Third Charter Amendment. The Company shall have received an opinion of Richards, Layton & Finger PA in form and substance reasonably satisfactory to the Sponsor and the Company, that the Initial Charter Amendment and the Third Charter Amendment are permissible under the DGCL and the Initial Charter Amendment and the Second Charter Amendment shall have been filed with the Secretary of State of Delaware and shall be in full force and effect.

(d) Converting Stockholders. Public Stockholders holding an aggregate of fifty percent or more in interest of the IPO Shares shall not have both voted against approval of the Business Combination and elected to convert their IPO Shares.

(e) Legal Action. No statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other Governmental Authority that is in effect and prohibits, enjoins or restricts the consummation of the Transactions.

Section 6.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the satisfaction or waiver of the following conditions:

(a) Representations Accurate. Each of the representations and warranties made by the Sponsor in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Sponsor shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) Performance. The Sponsor shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing Date.

(c) Officer’s Certificate. The Sponsor shall have delivered to the Company a certificate, dated the Closing Date and duly executed by the Chief Executive Officer or equivalent of the Sponsor, in form and substance reasonably satisfactory to the Company, to the effect of (a) - (b) of this Section 6.02

(d) Trust Account. The Trust Account shall contain no less than $100 million, after taking into account all payments described in Section 5.11(a)(i) and the making of all conversion payments as described in Section 2.05.

(e) Advisors Agreements. The Company and the underwriters in its IPO shall have entered into the Advisors Agreements pursuant to which such underwriters have agreed to reduce the deferred underwriting fees the underwriters are entitled to upon consummation of a Business Combination to no higher than the lesser of (x) 1.5% multiplied by the amount in the Trust Account, after taking into account all payments described in Section 5.11(a)(i) and the making of all conversion payments as described in Section 2.05, and (y) $2.15 million.

(f) Letter Agreement Amendments. The Company and the Insiders shall have entered into the Letter Agreement Amendments pursuant to which, among other things, Medallion has agreed to cancel all of the Shares it acquired prior to the Company’s IPO and the other Insiders have agreed to cancel all but 25,000 Shares, in the aggregate, that they acquired prior to the Company’s IPO.

Section 6.03. Conditions to the Obligations of the Sponsor. The obligations of the Sponsor to effect the Closing shall be subject to the satisfaction or waiver of the following conditions:

(a) Representations Accurate. Each of the representations and warranties made by the Company in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Company shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing Date.

(c) Officer’s Certificate. The Company shall have delivered to the Sponsor a certificate, dated the Closing Date and duly executed by the Chief Executive Officer or equivalent of the Company, in form and substance reasonably satisfactory to the Sponsor, to the effect of (a) - (b) of this Section 6.03.

ARTICLE VII

TERMINATION; AMENDMENT AND EXPENSES

Section 7.01. Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Closing by:

(a) mutual written consent of the Company and the Sponsor;

(b) either the Company or the Sponsor if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the Transactions and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

(c) The Company or the Sponsor in the event (i) of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty business days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party or its Affiliates; or

(d) The Company or the Sponsor if the Closing shall not have occurred on or before the date on which the Company’s existence terminates as set forth in the Company’s amended and restated certificate of incorporation (as amended), unless the failure to consummate the Closing is due to the failure to act by the terminating party (or its Affiliates).

Section 7.02. Effect of Termination. If this Agreement is terminated by either the Company or the Sponsor as provided in Section 7.01, this Agreement shall forthwith become void except as specifically provided herein and except for Section 5.09, Section 5.10, Section 5.11(c), this Section 7.02, Section 7.03 and Article VIII, which will survive termination, and there shall be no liability or obligation on the part of any party hereunder; provided, that nothing contained in this Section 7.02 shall relieve any party from liability arising out of any knowing or willful breach of any of its representations, warranties, covenants or other undertakings set forth in this Agreement, which liability shall survive for the statute of limitations applicable to such claim.

Section 7.03. Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided in this Agreement, each party shall bear its own Expenses in connection with the transactions contemplated by this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Representations and Warranties Do Not Survive. Other than as described in Section 7.02, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.01 shall not limit any covenant or agreement which by its terms contemplates performance after the Closing.

Section 8.02. Notices.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

Sports Properties Acquisition Corp.
437 Madison Avenue
New York, NY 10022
Attention:	Andrew Murstein
Facsimile:	(212) 328-2121

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street New York, New York 10019
Attention:	Jay Bernstein and Brian Hoffmann
Facsimile:	(212) 878-8375

If to the Sponsor:

Medallion Financial Corp.
437 Madison Avenue New York, NY 10022
Attention:	Andrew Murstein
Facsimile:	(212) 328-2121

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street New York, New York 10019
Attention:	Jay Bernstein and Brian Hoffmann
Facsimile:	(212) 878-8375

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time.

Section 8.03. Entire Agreement. This Agreement and the exhibits, annexes and schedules hereto, together with the other Transaction Documents, constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 8.04. Waiver. Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to the Closing, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a waiver of that right.

Section 8.05. Amendment. Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time prior to the Closing. No such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.

Section 8.06. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 8.07. Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 8.09. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO

ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 8.09 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 8.02. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

Section 8.10. Remedies. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

Section 8.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 8.12. Counterparts. This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are Affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ Tony Tavares
Name:	Tony Tavares
Title:	President

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

SCHEDULE A

Insiders

Kemp Partners

Tony Tavares

Richard Mack

Game Plan LLC

Larry D. Hall

Jack Kemp

Andrew M. Murstein

Henry L. Aaron

Robert L. Caporale

Randel E. Vataha

Mario M. Cuomo

Medallion Financial Corp

EXHIBIT A-1

Form of Initial Charter Amendment

EXHIBIT A-2

Form of Second Charter Amendment

EXHIBIT A-3

Form of Third Charter Amendment

EXHIBIT B

Form of Trust Agreement Amendment

EXHIBIT C

Form of Common Stock Subscription Agreement Amendment

FORM OF

AMENDMENT TO COMMON STOCK SUBSCRIPTION AGREEMENT

This Amendment to Common Stock Subscription Agreement (this “Amendment”), dated as of                     , 20    , is made by and between Sports Properties Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned (the “Subscriber”). All terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, the Company and the Subscriber entered into a Subscription Agreement for shares of the Company’s common stock, dated as of September 12, 2007 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement upon the terms and conditions herein provided.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“5. Escrow

Upon consummation of the IPO, the Subscriber and its designees shall enter into a securities escrow agreement with Continental Stock Transfer & Trust Company whereby the Shares shall be held in escrow in accordance with the terms thereof, as amended.”

2. Section 6 of the Agreement is hereby amended by inserting at the end thereof a sentence to read as follows:

“As used herein, a “Business Combination” shall mean (x) the consummation of an acquisition by the Company by merger, capital stock exchange, exchangeable share transaction, joint venture, asset or stock acquisition or other similar business combination of one or more domestic or international operating businesses in the sports industry having, collectively, a fair market value of at least 80% of the Company’s net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions) or (y) the consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of November 18, 2009, between the Company and Medallion Financial Corp.”

3. Section 7.3 is hereby amended and restated in its entirety to read as follows:

“Termination of Rights as Stockholder; Escrow. If Shares are forfeited in accordance with this Section 7 or the Subscriber agrees to cancel certain of the Shares in connection with a

Business Combination, then after such time, the Subscriber (or successor in interest) shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares. To effectuate the foregoing, all certificates representing the Shares shall be held in escrow as provided in Section 5 hereof. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.”

4. All other provisions of the Agreement shall continue in full force and effect from the date hereof until terminated in accordance with the terms of the Agreement.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

[SUBSCRIBER]

By:
Name:
Title:

EXHIBIT D

Form of Warrants Subscription Agreement Amendment

FORM OF

AMENDMENT TO WARRANTS SUBSCRIPTION AGREEMENT

This Amendment to Warrants Subscription Agreement (this “Amendment”), dated as of                     , 20    , is made by and between Sports Properties Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned (the “Subscriber”). All terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, the Company and the Subscriber entered into a Subscription Agreement for warrants to purchase shares of the Company’s common stock, dated as of January 17, 2008 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement upon the terms and conditions herein provided.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“5. Escrow

Upon consummation of the IPO, the Subscriber and its designees shall enter into a securities escrow agreement with Continental Stock Transfer & Trust Company, whereby the Warrants and the Warrant Shares shall be held in escrow until the earlier of (i) one year after a Business Combination (as hereinafter defined) or (ii) the liquidation of the Company. As used herein, a “Business Combination” shall mean (x) the consummation of an acquisition by the Company by merger, capital stock exchange, exchangeable share transaction, joint venture, asset or stock acquisition or other similar business combination of one or more domestic or international operating businesses in the sports, leisure or entertainment industries or (y) the consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of November 18, 2009, between the Company and Medallion Financial Corp.”

2. All other provisions of the Agreement shall continue in full force and effect from the date hereof until terminated in accordance with the terms of the Agreement.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

[SUBSCRIBER]

By:
Name:
Title:

EXHIBIT E

Form of Administrative Services Termination Agreement

FORM OF ADMINISTRATIVE SERVICES TERMINATION AGREEMENT

This Administrative Services Termination Agreement (this “Agreement”), dated as of                     , 2010, is made by and between Sports Properties Acquisition Corp., a Delaware corporation (the “Client”) and Medallion Financial Corp., a Delaware corporation (the “Firm”).

Reference is made to that certain Administrative Services Agreement (the “Administrative Services Agreement”), dated as of January 17, 2008, made by and between the Client and the Firm. Upon executing this Agreement, the parties hereto acknowledge and agree that the Administrative Services Agreement has been terminated in its entirety and shall no longer be in force or effect as of the date hereof and all obligations of the undersigned parties thereunder or relating thereto have been discharged in full and no payment of any fees, expenses or other amounts are or will be payable thereunder. Each party hereby waives its right to receive 30 days’ advance written notice of termination from the other party as set forth in Section 4 of the Administrative Services Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Agreement may be executed and delivered via facsimile in separate counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which taken together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[The remainder of this page is intentionally left blank.]

E-1

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

MEDALLION FINANCIAL CORP.

By:
Name:
Title:

E-2

EXHIBIT F

Form of Securities Escrow Agreement Amendment

FORM OF AMENDMENT TO SECURITIES ESCROW AGREEMENT

This Amendment (this “Amendment”), dated as of                     , 2010, to the Securities Escrow Agreement (as defined below) is made by and among Sports Properties Acquisition Corp., a Delaware corporation (the “Company”), Continental Stock Transfer & Trust Company (the “Trustee”) and the undersigned parties listed under Initial Stockholders on the signature pages hereto (the “Initial Stockholders”). All terms used but not defined herein shall have the meanings assigned to them in the Securities Escrow Agreement (as defined below).

WHEREAS, the Company, the Trustee and the Initial Stockholders entered into a Securities Escrow Agreement dated as of January 17, 2008 (the “Securities Escrow Agreement”); and

WHEREAS, the parties desire to amend the Securities Escrow Agreement upon the terms and conditions herein provided.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 3 of the Securities Escrow Agreement shall be amended and restated in its entirety as follows:

“3. Disbursement of the Escrow Securities.

3.1. Escrow Securities. The Escrow Agent shall hold the Escrow Securities until the date that is one year from the date of consummation of (A) an acquisition by the Company, through a merger, capital stock exchange, asset or stock purchase, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses or (B) consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of November 18, 2009, by and among the Company and Medallion Financial Corp. (a “Business Combination”) by the Company (the “Escrow Period”), on which date it shall, upon written instructions from the Company’s General Counsel or Chief Executive Officer, disburse each of the Initial Stockholder’s Escrow Securities to such Initial Stockholder.

3.2. Cancellation of Shares In Connection with Business Combination. Notwithstanding the foregoing, if, in connection with the consummation of a Business Combination, the Escrow Agent receives notification from the Company to cancel certain of the Escrow Shares, the Escrow Agent shall promptly destroy the certificates representing such Escrow Shares as directed. In the event the number of Escrow Shares represented by any such certificate shall be greater than the number of such Escrow Shares to be canceled, the Company, the Escrow Agent and the relevant Initial Stockholder whose Escrow Shares are represented by such certificate shall cooperate with each other to cause such certificate to be delivered to the Company’s transfer agent, to cause such transfer agent to destroy such certificate and issue new certificate representing the number of Escrow Shares that have not been cancelled and to cause such new certificate to be returned to the Escrow Agent to be held in escrow pursuant to this Agreement.

3.3. Destruction of Escrow Securities Upon Liquidation; Distribution Upon Subsequent Business Combination. Notwithstanding the foregoing, if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities. In addition, if after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is being consummated, release the Escrow Securities to the Initial Stockholders so that they can similarly participate.

3.4. No Other Disbursement Duties. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.”

2.	All other provisions of the Securities Escrow Agreement shall continue in full force and effect from the date hereof until terminated in accordance with the terms of the Securities Escrow Agreement.

3.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Initial Stockholders:

MEDALLION FINANCIAL CORP.

By:
Name:
Title:

KEMP PARTNERS

By:
Name:
Title:

TONY TAVARES

RICHARD MACK

GAMEPLAN LLC

By:
Name:
Title:

DOUG ELENOFF

ACCEPTED AND AGREED:

BANC OF AMERICA SECURITIES, LLC

By:
Name:
Title:

EXHIBIT G

Form of Proposed Warrant Amendment Agreement